SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549


                             Current Report On
                                 FORM 8-K


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


             Date of report (Date of earliest event reported):
                             DECEMBER 22, 1999

                             -----------------


 Commission    Registrant; State of Incorporation     IRS Employer
 File Number     Address; and Telephone Number     Identification No.
 -----------   ----------------------------------  ------------------

   1-9057        WISCONSIN ENERGY CORPORATION          39-1391525
                   (A Wisconsin Corporation)
                   231 West Michigan Street
                   P.O. Box 2949
                   Milwaukee, WI  53201
                   (414) 221-2345

   1-1245        WISCONSIN ELECTRIC POWER COMPANY      39-0476280
                   (A Wisconsin Corporation)
                   231 West Michigan Street
                   P.O. Box 2046
                   Milwaukee, WI  53201
                   (414) 221-2345





                                                                   FORM 8-K

                       WISCONSIN ENERGY CORPORATION
                     WISCONSIN ELECTRIC POWER COMPANY
                     --------------------------------

ITEM 5.  OTHER EVENTS

             GIDDINGS & LEWIS INC./ CITY OF WEST ALLIS LAWSUIT

As previously reported, iron-cyanide-bearing wastes were found at two sites in West Allis, Wisconsin. One site is on property formerly owned by Kearney & Trecker Corporation, now a part of Giddings & Lewis Inc. The other site is owned by the City of West Allis. Environmental remediation at both sites was completed several years ago, with the current owners paying for disposal of materials found on their respective portions of the sites.

On July 25, 1996, Giddings & Lewis, Kearney & Trecker and the City of West Allis filed an action for damages in the Milwaukee County Circuit Court against Wisconsin Electric Power Company, the wholly owned, principal subsidiary of Wisconsin Energy Corporation, alleging that Wisconsin Electric was responsible for depositing the material in 1959 and therefore liable to the plaintiffs. Investigations into the potential source of the waste led Wisconsin Electric to believe that it was not the source of this waste.

On July 14, 1999, a Milwaukee County Circuit Court jury issued a verdict against Wisconsin Electric in the lawsuit that awarded the plaintiffs
$4.5 million as actual damages for clean-up costs and loss of property value and also awarded the plaintiffs $100 million in punitive damages. On October 6, 1999, the Wisconsin trial court judge denied Wisconsin Electric's post trial motions and directed that judgment on the verdict be entered. On November 12, 1999, Wisconsin Electric filed a notice of appeal of the case to the Wisconsin Court of Appeals.

By statute under Wisconsin law, interest at the rate of 12% per annum accrues until the funds are tendered or until the judgment is reversed. If funds are tendered during the pendency of an appeal, Wisconsin law further provides that upon reversal or reduction of the judgment there shall be restitution with interest of the applicable amount of any funds tendered. In order to stop the accrual of interest at 12% during the pendency of the appeal, Wisconsin Electric filed a motion with the trial court on November 12, 1999 requesting that Wisconsin Electric be permitted to tender the funds to the court pursuant to a stay of execution. That stay of execution motion was denied by the trial court and an appeal of the trial court's ruling on the motion was denied by the Wisconsin Court of Appeals on December 22, 1999. Thus, in order to cease any further accrual of interest at the rate of 12% per annum, Wisconsin Electric has tendered to the Milwaukee County Clerk of Circuit Court the judgment amount including interest to date aggregating $110.2 million. By statute under Wisconsin law, plaintiffs are thereafter liable to Wisconsin Electric upon reversal or reduction of the judgment for the applicable amount of the funds tendered with interest.

As previously reported, the motion for sanctions, which was filed by plaintiffs as a post-trial proceeding, has been scheduled to be heard before the trial court judge on January 19th and 20th, 2000. Wisconsin Electric will vigorously defend against the plaintiffs' allegations and does not believe that any sanctionable conduct has occurred.

In the opinion of management, based in part on the advice of legal counsel, the jury verdict was not supported by the evidence or the law and the unprecedented award of punitive damages of this magnitude was unwarranted and should therefore be reversed or substantially reduced on appeal.


                           * * * * * * * * * * *


This report contains some forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions which could cause actual results to differ materially. Litigation is unpredictable and the outcome is inherently uncertain and subject to what the court considers to be determinative. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


                                                                   FORM 8-K


                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    WISCONSIN ENERGY CORPORATION
                                            (Registrant)


                                  /s/T. H. Fehring
                                  ----------------------------------
Date: December 30, 1999           T. H. Fehring, Corporate Secretary



                                  WISCONSIN ELECTRIC POWER COMPANY
                                            (Registrant)


                                  /s/T. H. Fehring
                                  ----------------------------------
Date: December 30, 1999           T. H. Fehring, Corporate Secretary